UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 23, 2023
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
SolarWinds Corporation (the “Company”) is providing the following update as of June 23, 2023.

Dismissal of Delaware Derivative Action

As previously disclosed, two shareholder derivative actions were filed, purportedly on behalf of the Company, one in the Western District of Texas and one in the Delaware Court of Chancery, in each case asserting breach of duty and other claims against certain of the Company’s current and former officers and directors in connection with the previously disclosed cyberattack on the Company’s Orion Software Platform and internal systems (the “Cyber Incident”). On October 13, 2022, the Delaware Court of Chancery entered an order dismissing the case in that court with prejudice, and on May 17, 2023, the Supreme Court of the State of Delaware entered an order affirming the Delaware Court of Chancery’s judgment. On September 30, 2022, the Company and other named defendants filed a motion to dismiss the case filed in the Western District of Texas, which motion remains pending before the court.

SEC Investigation Update

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2022, on October 28, 2022, the enforcement staff of the SEC provided the Company with a “Wells Notice” relating to the SEC’s investigation (the “Investigation”) of the Cyber Incident. Subsequently, certain current and former executive officers and employees of the Company, including the Company’s Chief Financial Officer and Chief Information Security Officer, received “Wells Notices” from the SEC staff, each in connection with the Investigation. The Wells Notices provided to these individuals each state that the SEC staff has made a preliminary determination to recommend that the SEC file a civil enforcement action against the recipients alleging violations of certain provisions of the U.S. federal securities laws.

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. If the SEC were to authorize an action against any of these individuals, it could seek an order enjoining such individuals from engaging in future violations of provisions of the federal securities laws subject to the action, imposing civil monetary penalties and/or a bar from serving as an officer or director of a public company and providing for other equitable relief within the SEC’s authority.

The results of the Investigation and the Wells Notice process and any corresponding enforcement action against the Company or any of the individuals discussed above, and the costs, timing and other potential consequences of responding and complying therewith, including any indemnification obligations of the Company, are unknown at this time. The Company maintains that its disclosures, public statements, controls and procedures were appropriate, and it intends to continue to vigorously defend itself, including against any enforcement action or other charges.

Forward-Looking Statements

This Form 8-K contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding a potential enforcement action by the SEC against the Company and/or certain of its current and former executive officers and employees. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impacts of any proceeding that may be commenced by the SEC relating to the Wells Notices, the costs associated with any such proceedings and the exposure to judgements, fines, settlements and other costs and liabilities related to any such proceeding, the potential effects of the commencement, pendency and/or outcome of any such proceeding on the Company’s business and its relations with its employees, customers, partners and other stakeholders, and such other risks and uncertainties described more fully in documents filed with or furnished to the U.S. Securities and Exchange Commission by SolarWinds, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2022 filed on February 22, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 4, 2023. All information provided in this Form 8-K is as of the date hereof. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially and adversely from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	June 23, 2023	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President and Chief Executive Officer